Exhibit 99.1

FOR IMMEDIATE RELEASE ATTENTION: FINANCIAL AND BUSINESS EDITORS

Contact:	John H. Watt, Jr., President and CEO
Michael J. Chewens, CFO
NBT Bancorp Inc.
52 South Broad Street
Norwich, NY 13815
607-337-6119

NBT BANCORP INC. ANNOUNCES RECORD NET INCOME OF $22.9 MILLION AND RECORD DILUTED EARNINGS PER SHARE OF $0.52; DECLARES CASH DIVIDEND

NORWICH, NY (October 23, 2017) – NBT Bancorp Inc. (NBT) (NASDAQ: NBTB) reported record net income and diluted earnings per share for both the three and nine months ended September 30, 2017.

Net income for the three months ended September 30, 2017 was $22.9 million, up from $21.4 million for the second quarter of 2017 and up from $20.0 million for the third quarter of 2016. Diluted earnings per share for the three months ended September 30, 2017 was $0.52, as compared with $0.49 for the prior quarter and $0.46 for the third quarter of 2016.

Net income for the nine months ended September 30, 2017 was $64.5 million, up 9.7% from $58.8 million for the same period last year. Reported diluted earnings per share for the nine months ended September 30, 2017 was $1.47, as compared with $1.35 for the same period in 2016.

Highlights:

•	Quarter-to-date earnings per share up 6.1% from the prior quarter and up 13.0% from prior year

•	Quarter-to-date net income up 7.1% from the prior quarter and up 14.4% from the prior year

•	Year to date annualized loan growth of 5.8%

•	Average demand deposits for the nine months ended September 30, 2017 up 9.2% from the same period in 2016

“Once again, due to the efforts of a committed and aligned team of NBT professionals, we are able to deliver strong quarter-over-quarter and year-over-year increases in net income and earnings per share,” said NBT President and CEO John H. Watt, Jr. “Our team has built and sustained momentum supported by the prevailing tailwinds that have been created as a result of an improving domestic economy and higher consumer confidence.”

Net interest income was $71.9 million for the third quarter of 2017, up $2.3 million, or 3.3%, from the previous quarter. Fully taxable equivalent (“FTE”) net interest margin was 3.47% for the three months ended September 30, 2017 up from 3.44% for the previous quarter. The yield on average earning assets increased five basis points (“bps”) from the prior quarter to 3.80% and the cost of interest bearing liabilities increased three bps to 0.47% driven by seasonal deposit migration and higher interest rates on borrowings. Average interest earning assets were up $113.4 million, or 1.4%, as compared to the prior quarter, primarily driven by a $106.2 million increase in loans.

Net interest income was $71.9 million for the third quarter of 2017, up $5.3 million, or 7.9%, from the third quarter of 2016. FTE net interest margin of 3.47% was up seven bps from the third quarter of 2016 as the improvement in asset yields was partially offset by the increase in cost of interest bearing liabilities. Average interest earning assets were up $431.3 million, or 5.5%, from the same period in 2016, which was primarily driven by a $307.9 million increase in loans and a $129.3 million increase in securities.

Net interest income for the first nine months of 2017 was $210.0 million, up $13.0 million, or 6.6%, from the same period in 2016. FTE net interest margin of 3.46% for the nine months ended September 30, 2017, was up from 3.44% for the same period in 2016. Average interest earning assets were up $476.3 million, or 6.1%, for the nine months ended September 30, 2017, as compared to the same period in 2016, which was driven by a $307.4 million increase in loans and a $166.1 million increase in securities. Interest income increased $15.3 million, or 7.2% due to the increase in earning assets combined with a four bp improvement in asset yields. Interest expense was up $2.3 million, or 13.7%, for the nine months ended September 30, 2017 as compared to the same period in 2016 and resulted primarily from a three bp increase in rates driven by higher borrowing costs and increase in the average balance of interest bearing liabilities.

Noninterest income for the three months ended September 30, 2017 was $30.8 million, up $0.5 million, or 1.6%, from the prior quarter and up $1.1 million, or 3.8%, from the third quarter of 2016. The increase from the prior quarter was driven by higher other noninterest income due to higher swap fee income. The increase in noninterest income from the third quarter of 2016 was driven by higher retirement plan administration, ATM and debit card fees and trust revenue that were offset by lower insurance and other financial services revenue during the third quarter of 2017. Retirement plan administration fees increased in the third quarter of 2017 as compared to the third quarter of 2016 due primarily to the acquisition of Downeast Pension Services (“DPS”) in the second quarter of 2017. ATM and debit card fees increased from the prior quarters due to higher number of accounts and usage. Trust revenue increased due to account growth. The increases were partially offset by lower insurance and other financial services revenue from the same period of 2016.

Noninterest income for the nine months ended September 30, 2017 was $89.8 million, up $2.2 million, or 2.5%, from the same period of 2016. The increase in noninterest income from the prior year was driven by higher retirement plan administration, ATM and debit card fees and trust revenue that were partially offset by lower insurance and other financial services and other noninterest income during the first nine months of 2017 as compared to the same period in 2016. Retirement plan administration fees increased in 2017 as compared to the prior year due primarily to acquisitions completed in 2016 and the acquisition of DPS in the second quarter of 2017. ATM and debit card fees increased from the prior year due to higher number of accounts and usage in 2017 as compared to 2016. Trust revenue increased from the prior year due to account growth.

Noninterest expense for the three months ended September 30, 2017 was $60.6 million, up $0.3 million, or 0.5%, from the prior quarter and up $1.0 million, or 1.7%, from the third quarter of 2016. The increases from the prior quarter and the same quarter of the prior year were driven by increases in loan collection and other real estate owned due primarily to the write-down of a commercial property.

Noninterest expense for the nine months ended September 30, 2017 was $182.2 million, up $3.9 million, or 2.2%, from the same period of 2016. The increase from the prior year was driven by higher loan collection and other real estate owned expense due primarily to commercial property write-downs. Salaries and employee benefits, occupancy, equipment, data processing and communications and other noninterest expenses also increased in the first nine months of 2017 as compared to the same period of 2016.

In the first quarter of 2017, NBT adopted new accounting guidance for equity-based transactions requiring that all excess tax benefits and tax deficiencies associated with equity-based compensation be recognized as an income tax benefit or expense in the income statement. Previously, tax effects resulting from changes in NBT’s share price subsequent to the grant date were recorded through stockholders’ equity at the time of vesting or exercise. The adoption of the accounting guidance resulted in income tax benefits of $1.4 million, $0.1 million and $0.2 million, in the first, second and third quarters of 2017, respectively. The year-to-date impact to diluted earnings per share was $0.04.

Income tax expense for the three months ended September 30, 2017 was $11.3 million, up $0.7 million, or 6.2%, from the prior quarter and up $1.0 million, or 10.1%, from the third quarter of 2016. The effective tax rate of 33.1% for the third quarter of 2017 was down from 33.3% for the second quarter of 2017 and down from 34.0% for the third quarter of 2016. The increase in income tax expense from the prior quarter was due to a higher level of taxable income. The decrease in the effective tax rate from the third quarter of 2016 was due to a higher level of non-taxable income in the third quarter of 2017 as compared to the same period of the prior year. Excluding the tax benefit of the new accounting guidance, the effective tax rate was 33.6% and 33.7% for the second and third quarters of 2017, respectively.

Income tax expense for the nine months ended September 30, 2017 was $30.3 million, consistent with the same period of 2016. The effective tax rate of 32.0% for the first nine months of 2017 was down from 34.0% for the same period in the prior year. The decrease from the prior year was primarily due to the $1.7 million income tax benefit related to the adoption of new accounting guidance in 2017 offset by a higher level of taxable income in the first nine months of 2017 compared to the same period in 2016. Excluding the tax benefit of the new accounting guidance, the effective tax rate was 33.8% for the first nine months of 2017.

Asset Quality

Net charge-offs were $6.1 million for the three months ended September 30, 2017, as compared to $6.7 million for the prior quarter and $5.3 million for the third quarter of 2016. Provision expense was $7.9 million for the three months ended September 30, 2017, as compared with $7.6 million for the prior quarter and $6.4 million for the third quarter of 2016. Provision expense increased as compared to the same period of the prior year due to loan growth and higher charge-offs driven by the commercial portfolio. Annualized net charge-offs to average loans for the third quarter of 2017 was 0.38% down from 0.42% for the second quarter of 2017 and up from 0.35% for the third quarter of 2016.

Net charge-offs were $19.7 million for the nine months ended September 30, 2017, as compared to $14.6 million for the same period of 2016. Provision expense was $22.8 million for the nine months ended September 30, 2017, as compared with $17.3 million for same period of 2016. Provision expense increased as compared to the first nine months of 2016 due to loan growth and higher net charge-offs driven by the commercial portfolio. Annualized net charge-offs to average loans for the first nine months of 2017 was 0.42% compared with 0.33% for the first nine months of 2016.

Nonperforming loans to total loans was 0.42% at September 30, 2017, down eight bps from 0.50% for the prior quarter and down 31 bps from 0.73% at September 30, 2016. Past due loans as a percentage of total loans were 0.63% at September 30, 2017, as compared to 0.59% at June 30, 2017 and 0.57% at September 30, 2016.

The allowance for loan losses totaled $68.4 million at September 30, 2017, compared to $66.6 million at June 30, 2017 and $65.7 million at September 30, 2016. The allowance for loan losses as a percentage of loans was 1.06% (1.13% excluding acquired loans) at September 30, 2017, compared to 1.05% (1.13% excluding acquired loans) at June 30, 2017 and 1.07% (1.15% excluding acquired loans) at September 30, 2016.

Balance Sheet

Total assets were $9.2 billion at September 30, 2017, up $288.1 million, or 3.2%, from December 31, 2016. Loans were $6.5 billion at September 30, 2017, up $268.9 million, or 4.3%, from December 31, 2016. Total deposits were $7.2 billion at September 30, 2017, up $257.5 million, or 3.7%, from December 31, 2016. Stockholders’ equity was $955.2 million, representing a total equity-to-total assets ratio of 10.43% at September 30, 2017, compared with $913.3 million or a total equity-to-total assets ratio of 10.30% at December 31, 2016.

Stock Repurchase Program

The Company did not purchase shares of its common stock during the three or nine months ended September 30, 2017. As of September 30, 2017, there were 1,000,000 shares available for repurchase under a plan authorized on March 28, 2016, which expires on December 31, 2017. On October 23, 2017, the NBT Board of Directors authorized a new repurchase program for NBT to repurchase up to an additional 1,000,000 shares of its outstanding common stock. This plan expires on December 31, 2019.

Dividend

The NBT Board of Directors approved a 2017 fourth-quarter cash dividend of $0.23 per share at a meeting held today. The dividend will be paid on December 15, 2017 to shareholders of record as of December 1, 2017.

Corporate Overview

NBT Bancorp Inc. is a financial holding company headquartered in Norwich, N.Y., with total assets of $9.2 billion at September 30, 2017. The company primarily operates through NBT Bank, N.A., a full-service community bank and through two financial services companies. NBT Bank, N.A. has 152 banking locations in New York, Pennsylvania, Vermont, Massachusetts, New Hampshire and Maine. EPIC Advisors, Inc., based in Rochester, N.Y., is a full-service 401(k) plan recordkeeping firm. NBT-Mang Insurance Agency, based in Norwich, N.Y., is a full-service insurance agency. More information about NBT and its divisions is available online at: www.nbtbancorp.com, www.nbtbank.com, www.epic1st.com and www.nbtmang.com.

Forward-Looking Statements

This news release contains forward-looking statements. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of NBT and its subsidiaries and on the information available to management at the time that these statements were made. There are a number of factors, many of which are beyond NBT’s control, which could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) revenues may be lower than expected; (3) changes in the interest rate environment may reduce interest margins; (4) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit; (5) legislative or regulatory changes, including changes in accounting standards and tax laws, may adversely affect the businesses in which NBT is engaged; (6) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than NBT; and (7) adverse changes may occur in the securities markets or with respect to inflation. Forward-looking statements speak only as of the date they are made. Except as required by law, NBT does not update forward-looking statements to reflect subsequent circumstances or events.

Non-GAAP Measures

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures adjust GAAP measures to exclude the effects of acquisition related intangible amortization expense on earnings and equity as well as providing a FTE yield on securities and loans. Where non-GAAP disclosures are used in this press release, the comparable GAAP measure, as well as a reconciliation to the comparable GAAP measure, is provided in the accompanying tables. Management believes that these non-GAAP measures provided useful information that is important to an understanding of the results of NBT’s core business as well as provide information standard in the financial institution industry. Non-GAAP measures should not be considered a substitute for financial measures determined in accordance with GAAP and investors should consider NBT’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of NBT.

NBT Bancorp Inc. and Subsidiaries
SELECTED FINANCIAL DATA
(unaudited, dollars in thousands except per share data)

	2017			2016
Profitability:	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Diluted Earnings Per Share	$0.52	$0.49	$0.46	$0.45	$0.46
Weighted Average Diluted Common Shares Outstanding	43,914,536	43,901,207	43,883,471	43,703,122	43,562,489
Return on Average Assets (1)	1.00%	0.95%	0.92%	0.89%	0.92%
Return on Average Equity (1)	9.55%	9.11%	8.94%	8.54%	8.80%
Return on Average Tangible Common Equity (1)(3)	13.99%	13.46%	13.24%	12.68%	13.16%
Net Interest Margin (1)(2)	3.47%	3.44%	3.46%	3.41%	3.40%

	9 Months ended September 30,
Profitability:	2017	2016
Diluted Earnings Per Share	$1.47	$1.35
Weighted Average Diluted Common Shares Outstanding	43,892,221	43,579,161
Return on Average Assets (1)	0.96%	0.92%
Return on Average Equity (1)	9.20%	8.81%
Return on Average Tangible Common Equity (1)(4)	13.57%	13.29%
Net Interest Margin (1)(2)	3.46%	3.44%

(1)	Annualized.
(2)	Calculated on a FTE basis.
(3)	Non-GAAP measure - excludes amortization of intangible assets (net of tax) from net income and average tangible common equity is calculated as follows:

	2017			2016
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Net Income	$22,876	$21,359	$20,279	$19,608	$20,001
Amortization of intangible assets (net of tax)	613	642	597	582	582
Net income, excluding intangibles amortization	$23,489	$22,001	$20,876	$20,190	$20,583

Average stockholders' equity	$950,557	$940,897	$920,047	$913,849	$904,445
Less: average goodwill and other intangibles	284,536	285,388	280,774	280,275	282,307
Average tangible common equity	$666,021	$655,509	$639,273	$633,574	$622,138

(4)	Non-GAAP measure - excludes amortization of intangible assets (net of tax) from net income and average tangible common equity is calculated as follows:

	9 Months ended September 30,
	2017	2016
Net Income	$64,514	$58,801
Amortization of intangible assets (net of tax)	1,852	1,818
Net income, excluding intangibles amortization	$66,366	$60,619

Average stockholders' equity	$937,279	$891,650
Less: average goodwill and other intangibles	283,580	282,255
Average tangible common equity	$653,699	$609,395

Note: Year-to-date EPS may not equal sum of quarters due to share count differences.

NBT Bancorp Inc. and Subsidiaries
SELECTED FINANCIAL DATA
(unaudited, dollars in thousands except per share data)

	2017			2016
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Balance Sheet Data:
Securities Available for Sale	$1,357,614	$1,365,521	$1,367,574	$1,338,290	$1,288,899
Securities Held to Maturity	494,309	515,628	515,793	527,948	485,877
Net Loans	6,398,584	6,301,311	6,206,603	6,132,857	6,094,517
Total Assets	9,155,396	9,076,418	8,945,485	8,867,268	8,773,024
Total Deposits	7,231,236	7,015,284	7,185,051	6,973,688	6,949,238
Total Borrowings	872,060	1,021,339	745,462	886,986	800,367
Total Liabilities	8,200,158	8,136,057	8,018,646	7,953,952	7,863,675
Stockholders' Equity	955,238	940,361	926,839	913,316	909,349

Asset Quality:
Nonaccrual Loans	$23,453	$29,134	$32,674	$35,712	$40,716
90 Days Past Due and Still Accruing	3,388	2,849	2,392	4,810	4,444
Total Nonperforming Loans	26,841	31,983	35,066	40,522	45,160
Other Real Estate Owned	4,230	4,747	6,940	5,581	2,501
Total Nonperforming Assets	31,071	36,730	42,006	46,103	47,661
Allowance for Loan Losses	68,350	66,600	65,700	65,200	65,668

Asset Quality Ratios (Total):
Allowance for Loan Losses to Total Loans	1.06%	1.05%	1.05%	1.05%	1.07%
Total Nonperforming Loans to Total Loans	0.42%	0.50%	0.56%	0.65%	0.73%
Total Nonperforming Assets to Total Assets	0.34%	0.40%	0.47%	0.52%	0.54%
Allowance for Loan Losses to Total Nonperforming Loans	254.65%	208.24%	187.36%	160.90%	145.41%
Past Due Loans to Total Loans	0.63%	0.59%	0.54%	0.64%	0.57%
Net Charge-Offs to Average Loans (1)	0.38%	0.42%	0.45%	0.56%	0.35%

Asset Quality Ratios (Originated) (2):
Allowance for Loan Losses to Loans	1.13%	1.13%	1.13%	1.13%	1.15%
Nonperforming Loans to Loans	0.39%	0.48%	0.53%	0.61%	0.68%
Allowance for Loan Losses to Nonperforming Loans	289.67%	235.08%	213.71%	186.82%	168.52%
Past Due Loans to Loans	0.65%	0.61%	0.55%	0.66%	0.56%

Capital:
Equity to Assets	10.43%	10.36%	10.36%	10.30%	10.37%
Book Value Per Share	$21.94	$21.61	$21.34	$21.11	$21.08
Tangible Book Value Per Share (3)	$15.42	$15.06	$14.88	$14.61	$14.57
Tier 1 Leverage Ratio	9.12%	9.08%	9.08%	9.11%	9.05%
Common Equity Tier 1 Capital Ratio	10.08%	9.96%	10.02%	9.98%	9.84%
Tier 1 Capital Ratio	11.46%	11.36%	11.43%	11.42%	11.28%
Total Risk-Based Capital Ratio	12.45%	12.32%	12.40%	12.39%	12.27%
Common Stock Price (End of Period)	$36.72	$36.95	$37.07	$41.88	$32.87

(1)	Annualized.
(2)	Non-GAAP measure - Excludes acquired loans.
(3)	Non-GAAP measure - Stockholders' equity less goodwill and intangible assets divided by common shares outstanding.

NBT Bancorp Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(unaudited, dollars in thousands)

Assets:	September 30, 2017	December 31, 2016
Cash and due from banks	$175,804	$147,789
Short-term interest bearing accounts	6,012	1,392
Securities available for sale, at fair value	1,357,614	1,338,290
Securities held to maturity (fair value $495,411 and $525,050, respectively)	494,309	527,948
Trading securities	10,883	9,259
Federal Reserve and Federal Home Loan Bank stock	45,070	47,033
Loans	6,466,934	6,198,057
Less allowance for loan losses	68,350	65,200
Net loans	6,398,584	6,132,857
Premises and equipment, net	81,421	84,187
Goodwill	268,043	265,439
Intangible assets, net	15,911	15,815
Bank owned life insurance	171,125	168,012
Other assets	130,620	129,247
Total assets	$9,155,396	$8,867,268

Liabilities and stockholders' equity:
Deposits:
Demand (noninterest bearing)	$2,312,715	$2,195,845
Savings, NOW, and money market	4,141,765	3,905,432
Time	776,756	872,411
Total deposits	7,231,236	6,973,688
Short-term borrowings	681,950	681,703
Long-term debt	88,914	104,087
Junior subordinated debt	101,196	101,196
Other liabilities	96,862	93,278
Total liabilities	8,200,158	7,953,952

Total stockholders' equity	955,238	913,316

Total liabilities and stockholders' equity	$9,155,396	$8,867,268

NBT Bancorp Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
(unaudited, dollars in thousands except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Interest, fee and dividend income:
Interest and fees on loans	$68,086	$63,414	$197,399	$187,093
Securities available for sale	7,278	6,013	21,505	17,976
Securities held to maturity	2,746	2,544	8,263	7,328
Other	737	538	2,010	1,441
Total interest, fee and dividend income	78,847	72,509	229,177	213,838
Interest expense:
Deposits	3,648	3,607	10,658	10,809
Short-term borrowings	1,870	761	4,375	1,668
Long-term debt	589	819	1,794	2,425
Junior subordinated debt	810	660	2,308	1,920
Total interest expense	6,917	5,847	19,135	16,822
Net interest income	71,930	66,662	210,042	197,016
Provision for loan losses	7,889	6,388	22,835	17,266
Net interest income after provision for loan losses	64,041	60,274	187,207	179,750
Noninterest income:
Insurance and other financial services revenue	5,536	6,114	17,927	18,685
Service charges on deposit accounts	4,261	4,354	12,399	12,459
ATM and debit card fees	5,557	5,063	16,025	14,580
Retirement plan administration fees	5,272	4,129	14,881	11,937
Trust	4,927	4,535	14,620	13,848
Bank owned life insurance income	1,284	1,336	3,913	3,898
Net securities (losses) gains	(4)	-	(2)	30
Other	3,945	4,113	10,069	12,188
Total noninterest income	30,778	29,644	89,832	87,625
Noninterest expense:
Salaries and employee benefits	32,740	32,783	99,081	98,155
Occupancy	5,174	5,035	16,528	15,780
Data processing and communications	4,399	4,183	12,826	12,354
Professional fees and outside services	3,107	3,343	9,748	9,905
Equipment	3,733	3,656	11,224	10,663
Office supplies and postage	1,432	1,438	4,680	4,661
FDIC expense	1,257	1,287	3,571	3,838
Advertising	665	634	1,711	1,733
Amortization of intangible assets	993	952	2,999	2,976
Loan collection and other real estate owned	1,684	985	3,627	2,535
Other	5,417	5,318	16,209	15,683
Total noninterest expense	60,601	59,614	182,204	178,283
Income before income taxes	34,218	30,304	94,835	89,092
Income tax expense	11,342	10,303	30,321	30,291
Net income	$22,876	$20,001	$64,514	$58,801
Earnings Per Share:
Basic	$0.52	$0.46	$1.48	$1.36
Diluted	$0.52	$0.46	$1.47	$1.35

NBT Bancorp Inc. and Subsidiaries
QUARTERLY CONSOLIDATED STATEMENTS OF INCOME
(unaudited, dollars in thousands except per share data)

	2017			2016
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Interest, fee and dividend income:
Interest and fees on loans	$68,086	$65,286	$64,027	$63,901	$63,414
Securities available for sale	7,278	7,218	7,009	6,057	6,013
Securities held to maturity	2,746	2,736	2,781	2,524	2,544
Other	737	654	619	627	538
Total interest, fee and dividend income	78,847	75,894	74,436	73,109	72,509
Interest expense:
Deposits	3,648	3,536	3,474	3,557	3,607
Short-term borrowings	1,870	1,366	1,139	641	761
Long-term debt	589	599	606	779	819
Junior subordinated debt	810	772	726	707	660
Total interest expense	6,917	6,273	5,945	5,684	5,847
Net interest income	71,930	69,621	68,491	67,425	66,662
Provision for loan losses	7,889	7,567	7,379	8,165	6,388
Net interest income after provision for loan losses	64,041	62,054	61,112	59,260	60,274
Noninterest income:
Insurance and other financial services revenue	5,536	5,621	6,770	5,711	6,114
Service charges on deposit accounts	4,261	4,161	3,977	4,270	4,354
ATM and debit card fees	5,557	5,518	4,950	4,868	5,063
Retirement plan administration fees	5,272	5,437	4,172	4,126	4,129
Trust	4,927	5,161	4,532	4,717	4,535
Bank owned life insurance income	1,284	1,218	1,411	1,297	1,336
Net securities (losses) gains	(4)	2	-	(674)	-
Other	3,945	3,186	2,938	3,773	4,113
Total noninterest income	30,778	30,304	28,750	28,088	29,644
Noninterest expense:
Salaries and employee benefits	32,740	32,754	33,587	31,547	32,783
Occupancy	5,174	5,184	6,170	5,160	5,035
Data processing and communications	4,399	4,229	4,198	4,141	4,183
Professional fees and outside services	3,107	3,609	3,032	3,712	3,343
Equipment	3,733	3,793	3,698	3,632	3,656
Office supplies and postage	1,432	1,640	1,608	1,507	1,438
FDIC expense	1,257	1,136	1,178	1,273	1,287
Advertising	665	656	390	823	634
Amortization of intangible assets	993	1,039	967	952	952
Loan collection and other real estate owned	1,684	664	1,279	923	985
Other	5,417	5,617	5,175	3,969	5,318
Total noninterest expense	60,601	60,321	61,282	57,639	59,614
Income before income taxes	34,218	32,037	28,580	29,709	30,304
Income tax expense	11,342	10,678	8,301	10,101	10,303
Net income	$22,876	$21,359	$20,279	$19,608	$20,001
Earnings Per Share:
Basic	$0.52	$0.49	$0.47	$0.45	$0.46
Diluted	$0.52	$0.49	$0.46	$0.45	$0.46

Note:  Year-to-date EPS may not equal sum of quarters due to share count differences.

NBT Bancorp Inc. and Subsidiaries
AVERAGE QUARTERLY BALANCE SHEETS
(unaudited, dollars in thousands)

	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates
Three Months ended,	Q3 - 2017		Q2 - 2017		Q1 - 2017		Q4 - 2016		Q3 - 2016
Assets:
Short-term interest bearing accounts	$9,000	2.42%	$9,497	1.82%	$14,342	1.33%	$14,190	0.64%	$21,279	0.54%
Securities available for sale (1)(2)	1,374,739	2.13%	1,363,314	2.15%	1,352,219	2.14%	1,277,931	1.92%	1,257,335	1.93%
Securities held to maturity (1)	506,324	2.66%	513,888	2.63%	520,283	2.66%	492,415	2.54%	494,400	2.54%
Investment in FRB and FHLB Banks	49,902	5.42%	46,132	5.31%	46,326	5.01%	39,448	6.09%	43,552	4.65%
Loans (3)	6,400,287	4.23%	6,294,056	4.17%	6,211,058	4.19%	6,155,985	4.14%	6,092,371	4.15%
Total interest earning assets	$8,340,252	3.80%	$8,226,887	3.75%	$8,144,228	3.75%	$7,979,969	3.69%	$7,908,937	3.69%
Other assets	759,636		753,383		748,476		760,563		754,813
Total assets	$9,099,888		$8,980,270		$8,892,704		$8,740,532		$8,663,750

Liabilities and stockholders' equity:
Money market deposit accounts	$1,652,730	0.23%	$1,723,594	0.21%	$1,688,060	0.21%	$1,674,119	0.21%	$1,636,815	0.22%
NOW deposit accounts	1,130,940	0.10%	1,138,237	0.08%	1,143,231	0.06%	1,130,578	0.05%	1,053,590	0.05%
Savings deposits	1,232,823	0.06%	1,232,301	0.06%	1,176,224	0.05%	1,145,352	0.06%	1,146,013	0.06%
Time deposits	805,435	1.09%	824,398	1.08%	847,410	1.07%	890,506	1.06%	902,185	1.07%
Total interest bearing deposits	$4,821,928	0.30%	$4,918,530	0.29%	$4,854,925	0.29%	$4,840,555	0.29%	$4,738,603	0.30%
Short-term borrowings	773,074	0.96%	643,971	0.85%	657,442	0.70%	523,708	0.49%	611,339	0.50%
Long-term debt	88,935	2.63%	99,865	2.41%	104,048	2.36%	109,656	2.83%	110,703	2.94%
Junior subordinated debt	101,196	3.18%	101,196	3.06%	101,196	2.91%	101,196	2.78%	101,196	2.59%
Total interest bearing liabilities	$5,785,133	0.47%	$5,763,562	0.44%	$5,717,611	0.42%	$5,575,115	0.41%	$5,561,841	0.42%
Demand deposits	2,260,973		2,181,952		2,159,893		2,136,310		2,079,266
Other liabilities	103,225		93,859		95,153		115,258		118,198
Stockholders' equity	950,557		940,897		920,047		913,849		904,445
Total liabilities and stockholders' equity	$9,099,888		$8,980,270		$8,892,704		$8,740,532		$8,663,750

Interest rate spread		3.33%		3.31%		3.33%		3.29%		3.27%
Net interest margin		3.47%		3.44%		3.46%		3.41%		3.40%

(1)	Securities are shown at average amortized cost.
(2)	Excluding unrealized gains or losses.
(3)	For purposes of these computations, nonaccrual loans are included in the average loan balances outstanding.

Note:  Interest income for tax-exempt securities and loans has been adjusted to a FTE basis using the statutory Federal income tax rate of 35%.

NBT Bancorp Inc. and Subsidiaries
AVERAGE YEAR-TO-DATE BALANCE SHEETS
(unaudited, dollars in thousands)

	Average Balance	Interest	Yield/ Rates	Average Balance	Interest	Yield/ Rates
Nine Months ended September 30,	2017			2016
Assets:
Short-term interest bearing accounts	$10,927	$144	1.76%	$17,009	$72	0.57%
Securities available for sale (1)(2)	1,363,506	21,815	2.14%	1,224,500	18,286	1.99%
Securities held to maturity (1)	513,447	10,178	2.65%	486,299	9,111	2.50%
Investment in FRB and FHLB Banks	47,466	1,866	5.26%	38,672	1,369	4.73%
Loans (3)	6,302,494	198,027	4.20%	5,995,063	187,629	4.18%
Total interest earning assets	$8,237,840	$232,030	3.77%	7,761,543	$216,467	3.73%
Other assets	753,873			733,771
Total assets	$8,991,713			$8,495,314

Liabilities and stockholders' equity:
Money market deposit accounts	$1,687,998	$2,791	0.22%	$1,666,687	$2,720	0.22%
NOW deposit accounts	1,137,424	682	0.08%	1,059,787	400	0.05%
Savings deposits	1,213,990	509	0.06%	1,131,768	491	0.06%
Time deposits	825,594	6,676	1.08%	910,034	7,198	1.06%
Total interest bearing deposits	$4,865,006	$10,658	0.29%	$4,768,276	$10,809	0.30%
Short-term borrowings	691,919	4,375	0.85%	488,906	1,668	0.46%
Long-term debt	97,561	1,794	2.46%	121,950	2,425	2.66%
Junior subordinated debt	101,196	2,308	3.05%	101,196	1,920	2.53%
Total interest bearing liabilities	$5,755,682	$19,135	0.44%	$5,480,328	$16,822	0.41%
Demand deposits	2,201,309			2,014,963
Other liabilities	97,443			108,373
Stockholders' equity	937,279			891,650
Total liabilities and stockholders' equity	$8,991,713			$8,495,314
Net interest income (FTE)		212,895			199,645
Interest rate spread			3.33%			3.32%
Net interest margin			3.46%			3.44%
Taxable equivalent adjustment		2,853			2,629
Net interest income		$210,042			$197,016

(1)	Securities are shown at average amortized cost.
(2)	Excluding unrealized gains or losses.
(3)	For purposes of these computations, nonaccrual loans are included in the average loan balances outstanding.

Note:  Interest income for tax-exempt securities and loans has been adjusted to a FTE basis using the statutory Federal income tax rate of 35%.

NBT Bancorp Inc. and Subsidiaries
CONSOLIDATED LOAN BALANCES
(unaudited, dollars in thousands)

	2017			2016
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Residential real estate mortgages	$1,302,577	$1,275,807	$1,275,774	$1,262,614	$1,240,337
Commercial	1,307,560	1,342,334	1,284,464	1,242,701	1,252,644
Commercial real estate	1,654,727	1,563,980	1,540,472	1,543,301	1,528,498
Consumer	1,700,340	1,684,936	1,669,369	1,641,657	1,625,294
Home equity	501,730	500,854	502,224	507,784	513,412
Total loans	$6,466,934	$6,367,911	$6,272,303	$6,198,057	$6,160,185